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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C., 20549


                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  January 23, 1997


                                   CERIDIAN CORPORATION

                 (Exact name of registrant as specified in its charter)


               Delaware                      1-1969              52-0278528

          (State of other jurisdiction of    (Commission    (I.R.S. Employer
          incorporation or organization)     File Number)   Identification No.)


               8100 34th Avenue South, Minneapolis, Minnesota         55425

               (Address of principal executive offices)             (Zip Code)


          Registrant's telephone number, including area code:    (612-853-8100)
            (Former name or former address, if changed since last report)

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          Item 5.  Other Events

               Statements regarding Ceridian Corporation (the "Company") contained in this Current Report on Form 8-K, in other Company filings with the Securities and Exchange Commission, in press releases and other Company publications, and made by Company management that are not historical in nature, particularly those that utilize terminology such as "expects," "anticipates," "believes" or "plans," are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause such material differences are discussed in the following paragraphs.

               The Company's earnings expectations for 1997 assume steadily decreasing interest expense from 1996 levels as operating cash flows reduce revolving debt. It is also assumed that no significant borrowings would be required to finance acquisitions during 1997 and that interest rates would remain relatively constant during the year.

               Revenue and earnings from Comdata's gaming services in 1997 could be adversely affected if the rate of decline in the number of credit card cash advance transactions or the rate of increase in agent commissions paid to gaming establishments is greater than anticipated due to increasing competition in providing such advances and from alternative sources of cash such as ATM machines. In January 1997, a major credit card association applied a rate increase to a majority of Comdata's credit card advance transactions. While Comdata will seek to offset the impact of this change, there can be no assurance as to the degree to which it will be able to do so.

               An assessment of the status of the CII payroll processing software development project was conducted with the assistance of an outside consultant during the fourth quarter 1996. The assessment confirmed the viability of using the CII software as a high volume service bureau processor, and also verified a number of areas in which additional development efforts would be required to enable the CII software to operate cost effectively in such an environment. The Company is proceeding with these development efforts as well as the beta testing of version 1.5 of this software. The Company expects that completion of the additional development efforts necessary to ready the CII software for widespread release during 1998 will entail an additional $35 to $40 million in capitalized costs. Although the Company expects to install a limited number of customers, most with complex processing needs, on the CII system during 1997, the Company does not expect the CII software to contribute to margin improvements prior to its widespread release. The potential for CII-related margin improvements during and after widespread release will be affected by, among other things, amortization of




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          capitalized development costs, the degree to which customers opt to upgrade to the CII software (particularly smaller customers with less complicated processing requirements), and the Company's ability to manage the incremental costs of moving existing customers to the CII system. Because of the continuing role to be played by the Company's existing payroll processing software before and after widespread release of the CII software, the Company expects to continue to invest in updates and enhancements to that software and to focus on efforts, such as consolidating existing processing centers and increasing installation efficiencies, to reduce costs associated with its current payroll processing system. Delays in the widespread release of the CII software, difficulties in the transition of existing payroll customers, unanticipated technological problems, or the inability to reduce costs associated with the existing payroll processing system could have an adverse effect on the revenue and profitability of the Company's Human Resources Group ("HRG").

               Because a sizeable portion of HRG's revenue is derived from the investment of tax filing deposits temporarily held pending remittance on behalf of customers to tax filing authorities, changes in interest rates will affect the Company's revenue from this source. The Company has sought to lessen the impact of interest rate changes, particularly interest rates decreases, on this source of revenue by entering into a series of interest rate collar transactions with an aggregate notional amount of $700 million and an average interest rate cap and floor of 7.3% and 5.4%, respectively. Also expected to affect this source of revenue in 1997 is the July 1 completion of the phased introduction of IRS regulatory changes that reduce by one day the period of time the Company may earn investment income on certain tax filing deposits. While the Company will seek to offset the impact of this regulatory change by increasing fees or collecting tax filing deposits earlier, there can be no assurance as to the degree to which it will be able to do so.

               A portion of the Company's expected revenue growth, particularly in Computing Devices and Comdata, is attributable to the planned introduction of new or enhanced product and service offerings or the expansion of existing products and services into new markets, such as adapting products initially developed for military applications to commercial markets. The degree to which the Company is successful in these efforts depends on a variety of factors, including product and service selection, effective sales and marketing efforts, the level of market acceptance and the avoidance of difficulties or delays in development or introduction.

               Continuing consolidation in the radio broadcasting industry has tended to increase the bargaining power of large radio groups, which could put pressure on the pricing of Arbitron's radio ratings service, from which Arbitron derives a substantial majority of its total revenue. While the Company will seek to avoid or minimize price concessions in contract negotiations, and




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          will seek to offset the revenue impact of any concessions that may be granted by providing ratings to additional stations within a radio group and by providing additional software and other services, there can be no assurance as to the degree to which it will be able to do so.

                    The Company's financial performance during 1997 could also be significantly affected by other, more general factors. Trade, monetary and fiscal policies, and political and economic conditions may substantially change, with corresponding impacts on the industries which the Company serves, particularly the defense industry and more economically sensitive industries such as trucking and gaming. Currency fluctuations could have an increasing impact on the Company's revenue in light of the increasing portion of Computing Devices' revenue derived from its overseas operations and the Company's developing payroll processing operations outside the U.S. Competition may become more intense than anticipated, including as a result of industry consolidation, such as in the defense industry, or by the entry of new competitors, such as in the trucking services and gaming industries. The Company's ability to effectively manage internal growth and assimilate recent and future acquisitions could also have an impact on its financial performance. The Company may also be affected by unanticipated costs or other effects of legal and administrative proceedings now pending or that may be instituted in the future, including a state-sponsored examination expected to begin in February 1997 of Comdata's compliance with the unclaimed property laws of most states in connection with funds transfer transactions that do not finally settle or clear in the ordinary course of business.



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                                      SIGNATURE


               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  CERIDIAN CORPORATION



          Date:     January 23, 1997         By:  /s/J. R. Eickhoff
                                                  Executive Vice President
                                                  and Chief Financial
                                                  Officer